Exhibit 99.1

Amedica Launches Innovative Articulating Inserter for Minimally Invasive TLIF Procedures
Scorpion™ Articulating Inserter Improves Visibility and Access while Reducing Impact on Patient

SALT LAKE CITY, October 13, 2015 - Amedica Corporation (Nasdaq:AMDA), a company that develops and commercializes silicon nitride ceramics as a biomaterial platform, is pleased to announce the release of its Scorpion™ articulating inserter to accompany the Valeo II™ TL interbody fusion device system. The Scorpion inserter will be commercially available mid-November 2015, and will aide in minimally-invasive transforaminal lumbar interbody fusion surgeries.

“The TLIF approach can be particularly complex, requiring superior surgeon expertise and precision," said Dr. Sonny Bal, chairman and CEO of Amedica Corporation. "This articulating inserter, used with our Valeo II TL and Valeo II TL Round systems, offers greater control and placement accuracy for our silicon nitride interbody fusion device while performing this minimally-invasive technique. The release of Scorpion demonstrates our determination to enhance patient care through our proprietary material and innovative surgical solutions."

The Valeo II TL and Valeo II TL Round are made of micro composite silicon nitride biomaterial, which offers a favorable environment for bone growth and osteointegration, when compared to competitive PEEK and titanium offerings. Valeo II silicon nitride interbody fusion devices are also semi-radiolucent with clearly visible boundaries in x-rays and produce no artifacts under MRI or CT scans. The combination of these properties is found only in Amedica's silicon nitride biomaterial technology.

The Valeo II TL is indicated for intervertebral body fusion of the spine in skeletally mature patients and is designed for use with autograft to facilitate fusion. Additional information about Amedica's complete line of products can be found at www.amedica.com.

About Amedica Corporation
Amedica is focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty. The Company manufactures its products in its ISO 13485 certified manufacturing facility and, through its partnership with Kyocera, the world's largest ceramic manufacturer. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing private label and OEM partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica's future business operations and acceptance of its technology platform. Amedica's market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contact:
Mike Houston
VP, Commercialization
801-839-3534
IR@amedica.com